Exhibit 99.2

 Company Presentation  May 8, 2020  PinegateMacon, GA

 Forward-Looking Statements, Non-GAAP and Other Information  1  IN GENERAL. This disclaimer applies to this document and the verbal or written comments of any person presenting it. This document, taken together with any such verbal or written comments, is referred to herein as the “Presentation.”  Throughout this Presentation, New Senior Investment Group Inc. (NYSE: SNR) is referred to as “New Senior,” the “Company,” “SNR” or “we.”FORWARD-LOOKING STATEMENTS. Certain information in this Presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding expectations with respect to the potential range of 2020 financial results, the expected impact of the COVID-19 pandemic on our business, liquidity, properties, operators and the health systems and populations that we serve; the cost and effectiveness of measures we have taken to respond to the COVID-19 pandemic, including health and safety protocols and system capacity enhancements that are intended to limit the transmission of COVID-19 at our properties; and our expected occupancy rates and operating expenses. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the continuing impact of COVID-19 on our operations and the operation of our facilities, including ongoing cases at certain of our facilities, our ability to successfully manage the asset management by third parties, and market conditions affecting demand and supply for senior housing. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for us to predict or assess the impact of every factor that may cause our results to differ materially from those anticipated by any forward-looking statements. Forward-looking statements contained herein, and all statements made in this Presentation, speak only as of the date of this Presentation, and the Company expressly disclaims any duty or obligation to release publicly any updates or revisions to any statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.NON-GAAP FINANCIAL INFORMATION. This Presentation includes information based on financial measures that are not recognized under generally accepted accounting principles (“GAAP”), such as NOI, cash NOI, adjusted same store cash NOI, Normalized FFO, AFFO and Normalized FAD. You should use non‐GAAP information in addition to, and not as an alternative to, financial information prepared in accordance with GAAP. See the end of this Presentation for reconciliations to the most comparable GAAP measures and an explanation of each of our non-GAAP measures. Our non-GAAP measures may not be identical or comparable to measures with the same name presented by other companies due to differences in calculation, capital structure or other factors. PAST PERFORMANCE. In all cases where historical results are presented or past performance is described, we note that past performance is not a reliable indicator of future results and performance.GLOSSARY. See the Glossary at the end of this Presentation for an explanation of various terms used herein.

 Table of Contents  SECTIONS      PAGES  I.   Company Overview    5 – 14  II.  COVID-19 Situation Update    16 – 18   III.   Financial Update    20 – 22   IV.   Reconciliations and Glossary    24 – 28  2

Executive Summary

- **New Senior Investment Group Inc. (NYSE: SNR) is the only U.S. pure play, publicly-traded senior living REIT**
  - Portfolio comprised of 102 Independent Living (IL) properties and one NNN leased property across 36 states
- **Following a transformational 2019, we started 2020 with strong 1Q20 results which were in-line with expectations**
  - Total same store cash NOI increased +0.1% in 1Q20 versus 1Q19 (excluding COVID-19 expenses, increased +1.5%)
  - The COVID-19 pandemic began to impact our results in the second half of March 2020
- **The COVID-19 pandemic has had a disproportionate impact on seniors, the cohort our properties serve**
  - Our top priority since the crisis began has been the health and safety of our residents and our operators' associates around the country
  - Our operators took early action to limit access at our properties and secure supplies, which resulted in lower move-ins and higher expenses
  - We expect to continue to experience occupancy declines and higher expenses during the pandemic
- **We believe the long-term value of senior housing, and Independent Living in particular, remains intact**
  - The necessary measures taken will have an impact on our near-term financial performance, but we believe they will also highlight the importance of senior housing and will strengthen our position as we move forward
- **This presentation seeks to provide our stakeholders with the following:**
  - A review of our business and senior housing market fundamentals
  - An update on the COVID-19 pandemic, our operator responses, and specific observations to date
  - Our initial views on the potential financial impact of COVID-19

New Senior Investment Group

3

 Company Overview  Rolling Hills RanchOmaha, NE

New Senior Overview

New Senior Investment Group Inc. (NYSE: SNR) is a publicly-traded REIT with a portfolio of 102 Independent Living (IL) properties and one NNN leased property

The only pure play, publicly-traded senior housing REIT in the U.S.
- *100% private pay senior housing*
- *All properties wholly owned*

Uniquely positioned to capitalize on long-term industry fundamentals(1)
- *96% of NOI from high-margin IL properties*



Pure Play REIT
Uniquely Positioned
New Senior
Investment Group
103 Properties
12,405 Units
3,300 Associates
Geographic Diversification & Scale
Experienced Operator Mix

One of the largest owners of senior housing with a national footprint(2)
- *10th largest owner of senior housing*
- *Diversified across 36 states*

Partnered with experienced senior housing operators
- *4 operator relationships*
- *Holiday: 3rd largest senior housing operator*

1) Percentages calculated based on 1Q20 NOI and excludes 28 AL/MC properties that were sold in February 2020.
2) ASHA, "50 Largest U.S. Seniors Housing Owners as of June 1, 2019".

5

 Geographically Diversified Portfolio  Portfolio of 103 properties located across 36 different statesNo more than 10% of NOI generated from any one stateProperties located in markets with favorable demographic trends Properties predominately located outside of major metropolitan areas65% of NOI generated from properties located in secondary and tertiary markets(1)  6  Top Markets and States  National Footprint  As defined by National Investment Center for Seniors Housing & Care (NIC); tertiary markets include Additional markets and markets not covered by NIC.Percentages calculated based on 1Q20 NOI, excluding properties sold during the quarter.                                                                                                                                                                                                                                                                                                                    Top 5 States  Properties  % of NOI(2)   California  9  10%   North Carolina  8  10%   Florida  9  10%   Pennsylvania  5  8%   Oregon  8  7%  Markets(1)  Properties  % of NOI(2)   Primary  32  35%   Secondary  32  32%   Tertiary  39  33%  Managed IL PropertiesNNN Lease

Overview of Senior Housing Acuity Spectrum[1]

- **Broad range of services offered across the senior housing spectrum from senior apartments to nursing care**
- **New Senior is focused on the lower acuity end of the senior housing spectrum, specifically Independent Living**
  - 96% of New Senior's 1Q20 NOI is from Independent Living "IL" properties

Lower Acuity → *Higher Acuity*

Continuum Of Care	Senior Apartments (SA)	Independent Living (IL)	Assisted Living (AL)	Memory Care (MC)	Nursing Care (NC)
Product					
Services	Housing & Activities	Sr. Apt. Services+ Transportation, Meals & Housekeeping	IL Services+ Care Services	AL Services+Memory Care Programming	AL/MC Services+ ST Post-Acute or LT Chronic Care
Payor Type	Private	Private	Private	Private	Private & Public
Avg. Monthly Rent	< $3,000	~$3,100	~$4,600	~$6,300	~$6,000 - $15,000 (Depending on Payor Type)
Resident Profile					
Typical Entry Age	55+	75+	80+	80+	65 – 95
Length of Stay	3+ years	~3 years	~2 years	~2 years	ST Post-Acute: ~30 days LT Chronic Care: ~1 year
Supply in the U.S. By Community Type					
Properties	--	2,800	7,200	1,400	10,300
Units	--	427,000	595,000	73,000	1,344,000

New Senior Investment Group

1) Data per NIC Investment Guide, Fifth Edition.

7

Benefits of Independent Living

- 100% private pay (no government reimbursement) and typically lower monthly rent versus AL/MC
- More active resident population with longer average lengths of stay versus typical AL/MC residents
  - ~60% of our residents are under 85 years old at move-in; average length of stay of 2.5 – 3 years, versus 2 years for AL/MC
- Typically higher and more stable NOI margins than other acuity types
  - Less labor intensive staffing model (no healthcare provided by the operator)
- Lower levels of new supply over the past 5 years for IL versus AL/MC

New Senior Resident Ages at Move-in



Baby Boomers (56 – 74)
Silent Generation (75 – 95)
Greatest Generation (>96)
56
58
60
62
64
66
68
70
72
74
76
78
80
82
84
86
88
90
92
94
96
98
100
102
104
105

New Senior Historical Operating Margins



41%
40%
40%
40%
42%
41%
41%
40%
40%
40%
42%
43%
41%
2017 2018 2019 2020
1Q
2017 2018 2019
2Q
2017 2018 2019
3Q
2017 2018 2019
4Q

8

 Purpose Built, Uniform Independent Living Portfolio   Peninsula (Gig Harbor, WA)  Example of First Level Floorplan    Main atrium with adjacent sitting, activities and dining spaces  Resident Hallway  Resident Hallway  9  Typical Dining Room  Majority of New Senior’s properties have a uniform building layout consisting of: Two to three floors with 100 to 120 units Centrally-located atriums with adjacent sitting, activities and dining spaces Allows for standardized operations and simplified staffing modelOur average IL property is staffed with 30 employees versus the 2-5x more needed in a typical AL/MC property Also results in more effective asset management and capital expenditure planning

Senior Housing Industry is Large and Fragmented

- **Ownership of senior housing properties is highly fragmented**
  - Estimated $300 billion of senior housing properties in the U.S.(1)
  - Only 21% of properties are owned by public REITs and public operating companies(2)
- **1.6mm total units in the industry(2)**
  - Independent Living (IL): 695k units, 44% of industry
  - Assisted Living (AL): 659k units, 42% of industry
  - Memory Care (MC): 215k units, 14% of industry

Highly Fragmented Ownership


Public REITs
15%
Public Operating Companies
6%
Non-Public Owners
79%

Senior Housing Acuity Mix Breakdown By Care Type


MC
215k units, 14%
Senior Housing: 1.6mm Total Units
IL
695k units, 44%
AL
659k units, 42%

New Senior Investment Group

1) Based on management estimates.
2) Data per NIC Investment Guide, Fifth Edition.

10

Compelling Demographic Tailwinds[1]

- **U.S. 75+ population projected to double in next twenty years; 23 million in 2019 → 44 million in 2039**
  - 75+ population growing 8x faster than total population over next 20 years
- **6% of U.S. 75+ population currently resides in senior housing**
  - Demand for 300,000 senior housing units over next 5 years, generated by growth of aging population
  - Increase in industry penetration rate to 7% would produce 100% industry occupancy

Seniors Represent Fastest Growing Demographic



3-Year CAGR Per Age Cohort
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
2015-2017
2018-2020
2021-2023
2024-2026
2027-2029
0-64
65+
75+

YoY 75+ Population Growth



8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
3.9% 10-Year CAGR
2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029

New Senior Investment Group

1) U.S. Census Bureau and NIC.

11

Growing Need for Middle Income Housing for Seniors

- **Middle income senior population expected to grow by 82% to 14 million by 2029, 43% of all seniors**
  - Middle income seniors expected to have annual financial resources of $41,000 ($52,000 including home equity)(1)
- **New Senior's IL portfolio is uniquely positioned to serve middle income seniors**
  - Affordability coverage for New Senior's properties of 8.8x compared to 5.2x for U.S. senior housing average(2)
  - New Senior IL average rental rate of ~$2,600 or **$31,200 per year** (total cost assuming 3 year length of stay of $93,600)

Large & Growing Middle Income Opportunity(1)



33.6
10.3
20.0
4.0
14.4
7.9
8.1
8.9
New Senior Target Market, 43% of Seniors
2014
2029
Low Income
Middle Income
High Income

Affordable Senior Housing Price Point(2)



8.8x
5.2x
All Senior Housing
New Senior IL

1) NIC, "The Forgotten Middle", published May 21, 2019.
2) Affordability coverage calculated as average household value relative to annual rent. New Senior household value of $276k based on a radius of 5-miles and average rental rate of approximately $2,600. All Senior Housing represents 140 NIC MSAs with household value of $259k and average annual rental rate of approximately $4,100 (rental rate per NIC). Household value information per Nielsen.

New Senior Investment Group

12

Value Proposition of Senior Housing

- **Senior housing provides a practical and enriching alternative to aging at home**
  - Opportunity for seniors to socialize and receive services, including dining, housekeeping and transportation
- **IL residents can obtain healthcare services onsite from third-party providers as needed**
  - New Senior's average IL rental rate plus third-party healthcare is still below the cost of typical AL

Alternative for Seniors

Life Aspect	Home	Senior Housing
Social Activities	Need to proactively plan events for socialization	Diverse, enriching daily calendar of events
Meals & Dining	Responsible for groceries and preparing all meals	Chef-prepared meals shared with neighbors
Physical Fitness	May not prioritize/be able to keep up physical health	Daily activities focused on physical well-being
Maintenance & Housekeeping	Rely on self or 3rd parties for home maintenance and housekeeping	Maint. & housekeeping personnel onsite and regularly provide services
Transportation	Drive or arrange for transportation on own	Daily bus or van services available
Emergency Assistance	Not guaranteed to be able to get help in case of emergencies	Staff & neighbors onsite; e-call gadgets provided in case of any emergencies

Cost of New Senior IL Versus Typical Assisted Living



Illustrative cost of third-party healthcare
$500 to $1,000
$2,600
$4,600
SNR Average IL Rental Rate
Assisted Living

New Senior Investment Group
13

Recent Company Updates

- **Since January 2019, the Company has evolved by internalizing management, selling its underperforming AL/MC portfolio and strengthening its balance sheet**

January 1, 2019

- *Completed internalization of management*

February 2019

- *Reported earnings guidance for first time*
- *Completed relocation of headquarters*

March & April 2019

- *Completed transitions of nine AL/MC properties to new operators*
- *Closed on the sale of one underperforming AL/MC property*
- *Completed hires of General Counsel & Head of Corporate Strategy*

May & June 2019

- *Closed on the sale of a second underperforming AL/MC property*
- *Continued corporate governance improvements including appointment of new independent director*
- *Executed interest rate swap to increase fixed rate debt exposure*

October 2019

- *Signed agreement to sell entire AL/MC portfolio for a gross sale price of $385 million*

January 21, 2020
First COVID-19 case in US

February 2020

- *Closed sale of AL/MC portfolio*
- *Repaid ~$360 million of debt*
- *Completed ~$400 million of refinancing activity, resulting in lower debt costs and an extension of debt maturities by two years*
- *Reported 2019 earnings & announced 2020 guidance*

May 2020

- *Reported 1Q20 earnings consistent with initial 2020 guidance*
- *Withdrew 2020 guidance due to COVID-19 pandemic*
- *Reduced dividend by 50% to preserve liquidity in period of uncertainty*

May 6, 2020
1.2 million COVID-19 cases in US

1Q 2019 | **2Q 2019** | **4Q 2019** | **1Q 2020** | **2Q 2020**

New Senior Investment Group

14

 COVID-19 Situation Update   Simi HillsSimi Valley, CA

Operator Response to COVID-19

- **Beginning early March, our operators took significant steps to stem the spread of the virus within our properties**
- **While protocols have been similar, experiences with the virus and local health agencies have varied significantly**
  - Certain health departments have been extremely involved, including coming onsite to test all residents and associates
  - Spread and impact of cases has also been inconsistent and unpredictable
- **Our operators are currently developing phased approaches to safely lift certain restrictions at our properties**
  - Key focus areas include: 1) physical tours & move-ins; 2) outside visitor access; 3) communal dining; and 4) activities
  - Expect initiatives to incorporate additional testing (new move-ins and potentially all residents and associates)

Protocol / Action Taken	Operator A	Operator B	Operator C	Operator D
Restricted access to non-essential visitors	3/14	3/19	3/9	3/13
Implemented enhanced screening process at entrance, including PPE requirements	✓	✓	✓	✓
Closed dining rooms; in-room delivery only	✓	✓	✓	✓
Closed resident access to all common areas	✓	✓	✓	Enhanced Protocols
Cancelled all group activities	✓	✓	✓	Enhanced Protocols
Implemented quarantine for all residents	✓	✓	✓	Enhanced Protocols
Daily temperature checks for residents / associates	✓	✓	✓	✓

New Senior Investment Group
16

Known COVID-19 Cases & Status(1)

- **As of May 6, 2020, our operators reported 141 positive cases across 16 properties (101 residents and 40 associates)**
  - Positive cases represent 0.9% of our 10,800 residents and 1.2% of our 3,300 associates
- **Of our total 101 resident cases, 58 have been concentrated at our one large CCRC located in Philadelphia, PA**
- **Holiday Retirement ("Holiday") is our largest operator & manages 98 of our 103 properties (94% of 1Q20 NOI)**
  - As of May 6, 2020, Holiday has reported 33 positive cases across 12 properties, representing 0.3% of total residents
  - Early observation is that our secondary/tertiary markets have seen fewer positive cases as compared to national data(2)
  - Unclear how these case rates will change as the pandemic continues and testing becomes more readily available
- **We expect the number of positive cases in our properties to increase as the virus continues to spread**

SNR Reported Positive COVID-19 Cases

		Residents			
	Properties	Active	Recovered(3)	Deceased	Total
IL: Properties with active cases	11	21	9	8	38
IL: Properties with previously active cases	4	-	4	1	5
IL: Total properties with positive cases reported	**15**	**21**	**13**	**9**	**43**
CCRC: Property with active cases	1	38	9	11	58
Total Portfolio	**16**	**59**	**22**	**20**	**101**

1) Case data as of 5/6/20.
2) National data per Johns Hopkins University.
3) Residents and associates are deemed "recovered" when, per CDC guidelines, either (1) two negative COVID-19 test results received or (2) no fever for at least 72 hours (without use of fever-reducing medicine), other symptoms have improved, and at least 14 days have passed since the date of a positive test.

New Senior Investment Group

17

Observations on March & April Results[1]

- **Began to see the impact of COVID-19 on our financial results in the second half of March**
  - Ending occupancy declined 130bps from 88.7% on February 29, 2020 to 87.4% on March 31, 2020
  - Incurred approximately $0.5 million of COVID-19 related expenses, including PPE costs and additional supplies
- **April was first full month that included the impact of COVID-19, observations on the month are included below**
- **Carefully monitoring key metrics to assess the short and long-term impacts of COVID-19 on our business**

Occupancy

- Leads: Down 42% compared to January / February averages
- Move-ins: Down 55% compared to January / February averages
- Move-outs: Down 9% compared to January / February averages
- Ending occupancy: Declined an additional 120bps from 87.4% on March 31, 2020 to 86.2% on April 30, 2020

Operating Expenses

- Expect approximately $1 million of COVID-19 related expenses, which represents an increase of +5% versus budget
- These incremental expenses were offset by lower variable costs primarily due to reduced occupancy levels
- As a result, total operating expenses were approximately $17 million, or in line with budget

Cash Flows

- Estimating NOI for the month of April to be down approximately 8 – 10% versus April 2019
- Temporarily suspended discretionary capital expenditure projects starting in mid-March

New Senior Investment Group

1) April 2020 is based on preliminary results, which are subject to change.

18

 Financial Update  The Chateau at HarvestonTemecula, CA

 20  Same Store Results – 1Q 2020  1Q20 same store results were in line with expectations at the start of the yearSame store cash NOI increased +0.1% year-over-year (excluding COVID-19 expenses, increased +1.5%)IL occupancy increased 10bps YoY / RevPOR increased 0.9% YoY / Margin decreased -40bps YoYBegan to see the impact of COVID-19 in second half of March 2020, resulting in $0.5 million of expenses  ($ in thousands)  Quarterly YoY        1Q19  1Q20  Δ   Occupancy  87.0%  87.1%  10bps  RevPOR  $2,683   $2,706   0.9%  Margin  40.1%  39.7%  (40bps)   IL NOI (102 Properties)  $33,646   $33,637  -   Excluding COVID-19 Expenses  $33,646   $34,138  1.5%   Watermark (1 Property)  1,411   1,450   2.8%  Total Same Store (103 Properties)  $35,057   $35,087  0.1%  Excluding COVID-19 Expenses  $35,057   $35,588   1.5%

 Potential Future Impact of COVID-19   21  Withdrawing 2020 full year guidance as a result of the uncertainty surrounding the impact of COVID-19Based on estimated April results, the following is our view of the potential monthly impact from COVID-19:Occupancy: Monthly declines of 100 – 150bps (restrictions in place resulting in lower move-ins)Expenses: Incremental COVID-19 expenses of 5 – 10% (partially offset by lower variable expenses) Assuming similar trends continue, 2Q20 could see occupancy down 320 – 420bps with NOI down 10 – 15% YoYUltimate impact of the COVID-19 pandemic will depend on a variety of factors, and it remains too early to estimate the complete effects of the pandemic on the Company’s future results         Potential Future COVID-19 Impact        Actual March 2020   Estimated April 2020  Illustrative Monthly Impact  Illustrative 2Q20 Impact  Notes  Sequential Occupancy Decline  (130bps)  (120bps)  (100bps) – (150bps)   (320bps) – (420bps)   Lower move-in volume partially offset by fewer move-outs  End of Period Occupancy  87.4%  86.2%  -  83% – 84%     Incremental COVID-19 Expenses  3%   5%   5% - 10%  -  Expect COVID-19 related expenses to be partially offset by lower variable costs  IL YoY NOI Growth  (1.5%)  (8%) – (10%)  -  (10%) – (15%)

 Capital Structure, Debt Maturities & Liquidity(1)  All information is presented as of 3/31/2020. Pro forma information is included for illustrative purposes only. 2022 maturity (secured loan) has two, 1-year extension options with the payment of a 12.5bps extension fee.  22     Amounts  % of Total  W.A. Maturity in Years  1Q20 Rate   Pro Forma Rate atLIBOR Spot  Fixed  $815   51%  5.3 years  4.4%  4.4%  Floating  790  49%  6.2 years  3.7%  2.5%  Total Debt  $1,604  100%  6.0 years  4.0%  3.4%    As of March 31, 2020, 49% of total debt is comprised of floating rate debtOne-month LIBOR has declined from 1.7% at the beginning of 2020 to 0.2% as of May 6, 2020Floating rate debt coupon of 3.7% in 1Q20 would decline to 2.5% at current one-month LIBOR spot rateAt current one-month LIBOR spot rate, interest expense would be $9 million lower on an annualized basisAs of March 31, 2020, the Company had $135.1 million of cash and cash equivalentsDrew $100 million on revolver in early March as pandemic was emerging – expect to repay portion in 2Q20 or 3Q20No significant debt maturities until 2024  Capital Structure  Debt Maturity Schedule  ($ in millions)  ($ in millions)  (2)

 Reconciliations & Glossary  Marion WoodsOcala, FL

NOI Reconciliation – 1Q 2020 Year-over-Year(1)

($ in thousands)	1Q20			1Q19		
	Managed IL Properties	Other Properties	Total	Managed IL Properties	Other Properties	Total
Same Store Cash NOI (excluding COVID-19 related expenses)	$ 34,138	$ 1,450	$ 35,588	$ 33,646	$ 1,411	$ 35,057
COVID-19 related expenses	(501)	-	(501)	-	-	-
Same Store Cash NOI	**33,637**	**1,450**	**35,087**	**33,646**	**1,411**	**35,057**
Non-Same Store Cash NOI	-	-	-	-	(249)	(249)
Straight-line rental revenue	-	134	134	-	206	206
Amortization of deferred community fees and other(2)	305	(2)	303	(620)	(2)	(622)
Segment / Total NOI	**$ 33,942**	**$ 1,582**	**$ 35,525**	**$ 33,026**	**$ 1,366**	**$ 34,392**
Interest expense			(17,219)			(19,850)
Depreciation and amortization			(17,536)			(16,994)
General and administrative expense			(5,846)			(4,978)
Acquisition, transaction & integration expense			(133)			(492)
Loss on extinguishment of debt			(5,884)			-
Other income (expense)			105			(1,315)
Income tax expense			(60)			(36)
Loss from continuing operations			**(11,048)**			**(9,273)**
Gain on sale of real estate			19,992			-
Loss from discontinued operations			(3,107)			(1,920)
Discontinued operations, net			**16,885**			**(1,920)**
Net income (loss)			**$ 5,837**			**$ (11,193)**
Deemed dividend on redeemable preferred stock			(598)			(598)
Net income (loss) attributable to common stockholders			**$ 5,239**			**$ (11,791)**

1) Totals may not sum due to rounding.
2) Includes amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

New Senior Investment Group

24

NOI Reconciliation – 1Q 2020 Quarter-over-Quarter[1]

($ in thousands)	1Q20			4Q19		
	Managed IL Properties	Other Properties	Total	Managed IL Properties	Other Properties	Total
Same Store Cash NOI (excluding COVID-19 related expenses)	$ 34,138	$ 1,450	$ 35,588	$ 34,502	$ 1,450	$ 35,952
COVID-19 related expenses	(501)	-	(501)	-	-	-
Same Store Cash NOI	**33,637**	**1,450**	**35,087**	**34,502**	**1,450**	**35,952**
Straight-line rental revenue	-	134	134	-	134	134
Amortization of deferred community fees and other[2]	305	(2)	303	(21)	(2)	(23)
Segment / Total NOI	**$ 33,942**	**$ 1,582**	**$ 35,525**	**$ 34,481**	**$ 1,583**	**$ 36,063**
Interest expense			(17,219)			(17,982)
Depreciation and amortization			(17,536)			(17,502)
General and administrative expense			(5,846)			(5,925)
Acquisition, transaction & integration expense			(133)			(332)
Loss on extinguishment of debt			(5,884)			-
Other income (expense)			105			(683)
Litigation proceeds, net			-			82
Income tax expense			(60)			(22)
Loss from continuing operations			**(11,048)**			**(6,301)**
Gain on sale of real estate			19,992			-
Loss (income) from discontinued operations			(3,107)			245
Discontinued operations, net			**16,885**			**245**
Net income (loss)			**$ 5,837**			**$ (6,056)**
Deemed dividend on redeemable preferred stock			(598)			(605)
Net income (loss) attributable to common stockholders			**$ 5,239**			**$ (6,661)**

1) Totals may not sum due to rounding.
2) Includes amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

New Senior Investment Group

25

GAAP Reconciliation of FFO, Normalized FFO, AFFO and Normalized FAD

($ and shares in thousands, except per share data)	1Q20
Net income	**$ 5,239**
Add (Deduct)[(1)]:	
Gain on sale of real estate	(19,992)
Depreciation and amortization	17,536
FFO	**$ 2,783**
FFO per Diluted Share	**$ 0.03**
Acquisition, transaction and integration expense	1,170
Loss on extinguishment of debt	9,486
Compensation expense related to transition awards	390
Other income[(2)]	(294)
Normalized FFO	**$ 13,535**
Normalized FFO per Diluted Share	**$ 0.16**
Straight-line rent	(134)
Amortization of deferred financing costs	906
Amortization of deferred community fees and other[(3)]	(1,314)
Amortization of equity-based compensation	1,106
AFFO	**$ 14,099**
AFFO per Diluted Share	**$ 0.17**
Routine capital expenditures	(1,865)
Normalized FAD	**$ 12,234**
Normalized FAD per Diluted Share	**$ 0.15**
AFFO	**$14,099**
COVID-19 related expenses	501
AFFO Excluding COVID-19 related expenses	**$ 14,600**
AFFO Excluding COVID-19 related expenses per Diluted Share	**$ 0.17**
Weighted average diluted shares outstanding	83,914

1) Includes amounts related to 28 AL/MC properties that were classified as discontinued operations as of 12/31/2019 and sold in February 2020.
2) Primarily includes insurance recoveries and casualty related charges.
3) Includes amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

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Glossary

Cash NOI Margin

Cash NOI margin is equal to Cash NOI divided by Cash Revenue.

Discontinued Operations

Discontinued operations consists of 28 AL/MC properties that represented the entire Managed AL/MC Properties segment prior to the fourth quarter of 2019 and were classified as discontinued operations as of December 31, 2019. The properties were subsequently sold in February 2020.

EBITDARM

EBITDARM is a non-GAAP measure that represents earnings before interest, taxes, depreciation, amortization, rent and management fees for the period stated unless otherwise noted. We use EBITDARM in determining coverage and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to us. For our triple net lease portfolio, all facility financial performance data was derived solely from information provided by operators/tenants without independent verification by us. EBITDARM does not represent net income or cash flow from operations and should not be considered an alternative to those indications.

EBITDARM Coverage

Facility EBITDARM divided by the aggregate of base rent and any additional rent due to us for the same period. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not for us) to meet the operator's/tenant's related rent and other obligations to us.

Enterprise Value

Enterprise value is equal to market capitalization plus carrying value of mortgage notes payable, minus cash.

FFO, Normalized FFO, AFFO and Normalized FAD

We use Funds From Operations ("FFO") and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. NAREIT defines FFO as GAAP net income (loss) attributable to common stockholders, which includes loss from discontinued operations, excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT's ability to satisfy such payments or any other cash requirements.

FFO, Normalized FFO, AFFO and Normalized FAD (continued)

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio's operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively "Gain (Loss) on extinguishment of debt"); (c) incentive compensation recognized as a result of sales of real estate; (d) the remeasurement of deferred tax assets; (e) valuation allowance on deferred tax assets, net; (f) termination fee to Former affiliate; (g) gain on lease termination; (h) compensation expense related to transition awards; (i) litigation proceeds; and (j) other items that we believe are not indicative of operating performance, generally reported as "Other (income) expense" in the Consolidated Statements of Operations.

We also use AFFO and Normalized FAD as supplemental measures of our operating performance. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium or discount on mortgage notes payable; (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives and (f) amortization of equity-based compensation expense.

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Glossary  FFO, Normalized FFO, AFFO and Normalized FAD (continued)We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return. Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to stockholders. We believe Normalized FAD is useful because it fully reflects the additional economic costs of maintaining the condition of the portfolio.Gross Assets The carrying amount of total assets, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Investment Represents the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, for all assets owned as of the end of the respective reporting period. Net Operating Income (“NOI”) and Cash NOINOI and cash NOI are non-GAAP measures. We define NOI as total revenue less property operating expenses, which include property management fees and travel cost reimbursements. Cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. We define cash NOI as NOI excluding the effects of straight-line rental revenue, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe that NOI and cash NOI serve as useful supplemental measures to net income because they allow investors, analysts and management to measure unlevered property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis.  28  Occupancy For the managed portfolio, occupancy represents the facilities’ average operating occupancy for the applicable period. For the triple net lease portfolio, occupancy is based on the period reported unless otherwise noted. The percentages are calculated based on available beds. All occupancy data was derived solely from information provided by operators/tenants without independent verification by us. RevPORRepresents average cash revenues per occupied bed per month. We use RevPOR to evaluate the revenue generating potential of our senior housing portfolio independent of fluctuating occupancy rates.Same Store and Adjusted Same StoreSame store data presented herein excludes properties acquired, sold, transitioned to other operators or between segments, or classified as held for sale or discontinued operations during the comparable periods. Same store data is intended to enable management to evaluate the performance of a consistent portfolio of real estate in a manner that eliminates variances attributable to changes in the composition of our portfolio over time, due to sales and various other factors. Upon implementation of ASC 842 on 1/1/2019, bad debt expense is required to offset revenue as opposed to being included in operating expense under previous guidance. Accordingly, we have reclassified bad debt expense for prior years to offset revenue in order to facilitate a historical comparison. The change has no impact on the Company’s NOI or Cash NOI.Adjusted same store cash NOI adjusts same store cash NOI to include properties transitioned from the Company’s triple net lease segment to the managed segment during the comparative periods. For the period during which the properties were owned on a triple net basis, cash NOI reflects the unaudited operating results provided by the operator, as opposed to the rent recorded by the Company, and excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.